EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need to be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Tobira Therapeutics, Inc.

Dated November 3, 2016	Frazier Healthcare V, L.P.
By FHM V, L.P., its General Partner
By FHM V, L.L.C., its General Partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Dated November 3, 2016	FHM V, L.P.
By: FHM V, L.L.C., its General Partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Dated November 3, 2016	FHM V, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Dated November 3, 2016	*
Alan Frazier

Dated November 3, 2016	*
Nader Naini

Dated November 3, 2016	*
Patrick Heron

Dated November 3, 2016	*
James Topper

Dated November 3, 2016	*
Nathan Every

	*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

This Schedule 13D was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which is attached as Exhibit 2.